EXHIBIT 3.1

AMENDED AND RESTATED

BY LAWS

OF

INTELLIGENT LIVING INC.

A Nevada Corporation

ARTICLE I

OFFICES

Section 1. Principal Office. The principal executive office of the Corporation shall be 80 SW 8th Street, Suite 1870, Miami, Florida, 33130.

Section 2. Other Offices. The Corporation may also have offices at such other places as the Board of Directors may from time to time designate, or as the business of the Corporation may require.

ARTICLE II

SHAREHOLDERS' MEETINGS

Section 1. Annual Meetings. The annual meeting of the shareholders of the Corporation for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting shall be held each year on the March 1st at the principal office of the Corporation, or at such other place as may be determined by the Board of Directors, if not a legal holiday, and if a legal holiday, then on the next preceding business day at the same hour and place. If the annual meeting of the shareholders be not held as herein prescribed, the election of directors may be held at any meeting thereafter called pursuant to these Bylaws.

Section 2. Special Meetings. Special meetings of the shareholders for any purpose whatsoever, unless otherwise prescribed by statute, may be called at any time by the Chairman of the Board, the President, or by the Board of Directors, or by one or more shareholders holding not less than ten percent (10%) of the voting power of the Corporation.

Section 3. Place. All meetings of the shareholders shall be at any place within or without the State, designated by written consent of all the persons entitled to vote thereat, given either before or after the meeting. In the absence of any such designation, shareholders meetings shall be held at the principal executive office of the Corporation.

Section 4. Notice. Notice of meetings of the shareholders of the Corporation shall be given in writing to each shareholder entitled to vote, either personally or by first-class mail or other means of written communication, charges prepaid, addressed to the shareholder at his or her address appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice. Notice of any such meeting of shareholders shall be sent to each shareholder entitled thereto not less than ten (10), nor more than sixty (60), days before the meeting. Said notice shall state the place, date and hour of the meeting and, (1) in the case of special meetings, the general nature of the business to be transacted, and no other business may be transacted, or (2) in the case of annual meetings, those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action.by the shareholders, and (3) in the case of any meeting at which directors are to be elected, the names of the nominees intended at the time of the mailing of the notice to be presented by management for election. Notice of any adjourned meeting need not be given unless a meeting is adjourned for forty five (45) days or more from the date set for the original meeting.

Section 5. Quorum. The presence in person or by proxy of the persons entitled to vote a majority of the shares entitled to vote at any meeting constitutes a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but no other business may be transacted, except as provided above.

Section 6. Consent to Shareholder Action. Any action which may be taken at any meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Provided, however, that (1) notice of any shareholder approval without a meeting by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required; and (2) directors may be elected by written consent of shares representing a majority entitled to vote for the election of directors; (3) no action or consent provided for in this Section 6 conflicts with 78.320 of Nevada Revised Statutes. Any written consent may be revoked by a writing received by the Secretary of the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

Section 7. Waiver of Notice. The transactions of any meeting of shareholders, however called and noticed, and whenever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present either in person or by proxy, and If, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate recording or made a part of the minutes of the meeting.

Section 8. Voting. The voting at all meetings of shareholders need not be by ballot, but any qualified shareholder, before the voting begins, may demand a stock vote whereupon such stock vote shall be taken by ballot, each of which shall state the name of the shareholder voting, class of shares entitled to vote, and the number of shares voted by such shareholder, and if such ballot be cast by a proxy, it shall also state the name of such proxy. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed in a writing subscribed by such shareholder and in accordance with Section 78.355 of Nevada Revised Statutes unless the writing states that it is irrevocable in which event it is irrevocable for the period specified In said writing.

Section 9. Record Dates. In the event the Board of Directors fixes a day for the determination of shareholders of record entitled to vote as provided in Section I of ARTICLE VII of these Bylaws, then, subject to the provisions of the applicable provisions of the Nevada Revised Statutes, only persons in whose name shares entitled to vote stand on the stock records of the Corporation shall be entitled to vote.

Section 10. Voting for Election of Directors. Subject to the provisions of NRS 78.330, provided the candidate's name has been placed in nomination prior to the voting at the annual meeting of the stockholders, any nominee receiving the vote of stockholders representing not less than a majority of the voting power of the issued and outstanding stock entitled to vote shall be considered elected and named to the Board. If for any reason directors are not elected pursuant to NRS 78.320 or at the annual meeting of the stockholders, they may be elected at any special meeting of the stockholders which is called and held for that purpose. Unless otherwise provided in the articles of incorporation or bylaws, each director holds office after the expiration of his or her term until a successor is elected and qualified, or until the director resigns or is removed.

ARTICLE III

BOARD OF DIRECTORS

Section 1. Powers. Subject to any limitations in the Articles of Incorporation of this Corporation or these Bylaws and to any provision of the Nevada Revised Statutes requiring shareholder authorization or approval for a particular action, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by, or under the direction of, the Board of Directors. The Board of Directors may delegate the management of the day to day operation of the business of the Corporation to a management company or other person provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board of Directors. Except as otherwise provided in Section 78.120 of the Nevada Revised Statutes, the directors may make the bylaws of the corporation. Unless otherwise prohibited by any provision of the Nevada Revised Statures, the directors may adopt, amend or repeal any bylaw, including any bylaw adopted by the stockholders. The articles of incorporation may grant the authority to adopt, amend or repeal bylaws exclusively to the directors.

Section 2. Number, Tenure and Qualifications. The authorized number of directors of the Board of Directors shall be at least the minimum number of directors required by Section 78.115 of the Nevada Revised Statures as the circumstances shall from time to time require; provided, however, that in the event a minimum of three (3) directors is so required, the authorized number of directors of the Board of Directors shall be a minimum of three (3) and a maximum of nine (9) until changed by amendment of the Bylaws. The exact number of directors within these limits shall be fixed from time to time by the approval of the Board of Directors. Directors shall hold office until the next annual meeting of shareholders and until their respective successors are elected. If any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose.

Section 3. Regular Meetings. A regular annual meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide for other regular meetings from time to time by resolution.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, or the President or any Vice President, or the Secretary or a majority of the directors. Written notice of the time and place of all special meetings of the Board of Directors shall be delivered personally or by telephone, telegraph, electronic communications or other available technology, to each director at least forty-eight (48) hours before the meeting, or sent to each director by first class mail, postage prepaid, at least four (4) days before the meeting. Such notice need not specify the purpose of the meeting. Notice of any meeting of the Board of Directors need not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to such director.

Section 5. Place of Meeting. Meetings of the Board of Directors may be held at any place within the State of Nevada, which has been designated in the notice, or if not stated in the notice or there is no notice, the principal executive office of the Corporation or by a resolution duly adopted by the Board of Directors.

Section 6. Participation by Telephone. Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.

Section 7. Participation by Video Conference. Members of the Board of Directors may participate in a meeting through use of video conference or similar communications equipment, so long as all members participating in such meeting can hear and see one another for verification purposes as provided in N.R.S 78.315 Subsection 3 (a) and (b). In any such case where members are unable to view or verify a fellow member(s) it shall be by a vote of members representing a quorum as defined in Section 8 below, and able to communicate appropriately under this Section 7 as to whether or not to disconnect the member unable to acceptably participate, and to then provide the minutes of the meeting so as to obtain the disconnected members votes on the items before the Board.

Section 8. Quorum. A quorum at all meetings of the Board of Directors shall be a majority of the authorized and fixed number of Directors. In the absence of a quorum a majority of the directors present may adjourn any meeting to another time and place. If a meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.

Section 9. Action with Meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present, is the act of the Board of Directors. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

Section 10. Waiver of Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting,: or an approval of the minutes thereof All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 11. Action without Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a majority vote of such directors.

Section 12. Removal. Any director or one or more of the incumbent directors may be removed from office, with or without cause, by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote. The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or who has been convicted of a felony. The entire Board of Directors or any individual director may be removed from office without cause by a vote of shareholders holding a majority of the outstanding shares entitled to vote at an election of directors. In the event an office of a director is so declared vacant or in case the Board or any one or more directors be so removed, new directors may be elected at the same meeting.

Section 13. Resignations. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Section 14. Vacancies. Except for a vacancy created by the removal of a director, all vacancies in the Board of Directors, whether caused by resignation, death, an increase in number of directors, or otherwise, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole: remaining director, and each director so elected shall hold office until his or her successor is elected at an annual, regular or special meeting of the shareholders. The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent requires the consent of a majority of the outstanding shares entitled to vote.

Section 15. Compensation. No stated salary shall be paid directors, as such, for their services, but, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of such Board; Provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 16. Committees. The Board of Directors may, by resolution adopted, by a majority of the authorized number of directors, designate one or more committees; each consisting of two (2) or more directors, to serve at the pleasure of the Board of Directors, The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have all the authority of the Board of Directors in the management of the business and affairs of the Corporation, except with respect to (a) the approval of any action requiring shareholders' approval or approval of the outstanding shares, (b) the fitting of vacancies on the Board or any committee, (c) the fixing of compensation of directors for serving on the Board or a committee, (d) the adoption, amendment or repeal of Bylaws, (a) the amendment or repeal of any resolution of the Board which by its express terms *not so amendable or repeal-able, (f) a distribution to shareholders, except at a rate or in a periodic amount or within a price range determined by the Board, and (g) the appointment of other committees of the Board or the members thereof.

ARTICLE IV

OFFICERS

Section 1. Number and Term. The officers of the Corporation shall be the Chief Executive Officer or a President, or both, the Chief Financial Officer, who shall be the Treasurer of the Corporation, one or more Vice Presidents, and a Secretary, all of which shall be chosen by the Board of Directors. In addition, the Board of Directors may appoint such other officers as may be deemed expedient for the proper conduct of the business of the Corporation, each of whom shall have such authority and perform such duties as the Board of Directors may from time to time determine. The officers to be appointed by the Board of Directors shall be chosen annually at the regular meeting of the Board of Directors held after the annual meeting of shareholders and shall serve at the pleasure of the Board of Directors. If officers are not chosen at such meeting of the Board of Directors, they shall be chosen as soon thereafter as shall be convenient. Each officer shall hold office until his successor shall have been duly chosen or until his removal or resignation.

Section 2. Inability to Act. In the case of absence or inability to act of any Officer of the Corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer, or tiny director or other person whom it may select.

Section 3. Removal and Resignation. Any officer chosen by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of all the members of the Board of Directors. Any officer chosen by the Board of Directors may resign at any time by giving written notice of said resignation to the Corporation. Unless a different time is specified therein, such resignation shall be effective upon its receipt by the Chairman of the Board, the President, the Secretary or the Board of Directors.

Section 4. Vacancies. A vacancy in any office because of any cause may be filled by the Board of Directors for the unexpired portion of the term.

Section 5. Chief Executive Officer. The Chief Executive Officer shall be responsible for leading the development and execution of the Company’s long term strategy with a view to creating shareholder value. The CEO’s leadership role shall also entail being ultimately responsible for implementing the Company’s long and short term plans. The CEO shall communicate on behalf of the Company to shareholders, employees, Government authorities, other stakeholders and the public. The Chief Executive Officer, if such office is filled by the Board of Directors, shall preside at all management meetings and shall perform all such other duties as are incident to such office or are properly required by the Board of Directors.

Section 6. President. The President shall be the general manager and chief executive officer of the Corporation, if such office is not filled, subject to the control of the Board of Directors, and as such shall, in the absence of the Chairman of the Board or if such office is not filled, preside at all meetings of shareholders and, if a member, at all meetings of the Board of Directors, shall have general supervision of the affairs of the Corporation, shall sign or countersign or authorize another officer to sign all certificates, contracts, and other instruments of the Corporation as authorized by the Board of Directors, shall make reports to the Board of

Directors and shareholders, and shall perform all such other duties as are incident to such office or are properly required by the Board of Directors.

Section 7. Chief Financial Officer. The Chief Financial Officer shall be responsible for directing the fiscal functions of the corporation in accordance with generally accepted accounting principles issued by the Financial Accounting Standards Board, the Securities and Exchange Commission, and other regulatory and advisory organizations and in accordance with financial management techniques and practices appropriate within the Corporations industry. The Chief Financial Officer, who shall also be the Treasurer of the Corporation shall (i) plan, develop, organize, implement, direct and evaluate the organization's fiscal functions and performance; (ii) participate in the development of the corporation's plans and programs as a strategic partner to the President in the development and general supervision of the fiscal affairs of the Corporation; (iii) evaluate and advise on the impact of long range planning, (iv) advise on the introduction of new programs, strategies and regulatory action; (v) develop credibility for the finance committee by providing timely and accurate analysis of budgets, financial reports and financial trends in order to assist the President, the Board and other senior executives in performing their responsibilities. Additionally, the Chief Financial Officer shall enhance and/or develop, implement and enforce policies and procedures of the organization by way of systems that will; (i) improve the overall operation and effectiveness of the corporation; (ii) establish credibility throughout the organization and with the Board as an effective developer of solutions to business challenges; (iii) provide technical financial advice and knowledge to others within the financial discipline; (iv) provide strategic financial input and leadership on decision making issues affecting the organization such as, (a) the evaluation of potential alliances, acquisitions and or mergers and; (b) pension funds and investments. The Chief Financial Officer shall administer and optimize the handling of bank and deposit relationships and initiate appropriate strategies to enhance the Corporation’s cash position, develop a reliable cash flow projection process and reporting mechanism that includes minimum cash threshold to meet the Corporations operating needs, and be an advisor from the financial perspective on any contracts into which the corporation may enter. The Chief Financial Officer shall have the additional responsibility of oversight over human resources and stock administration. The Chief Financial Officer in their capacity as Treasurer shall have custody of all moneys and securities of the Corporation and shall keep regular books of account. Such officer shall disburse the funds of the Corporation in payment of the just demands against the Corporation, or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors from time to time as may be required of such officer, an account of all transactions as Treasurer and of the financial condition of the Corporation. Such officer shall perform all duties incident to such office or which are properly required by the President or by the Board of Directors. The Assistant Treasurer or the Assistant Treasurers, in the order of their seniority, shall, in the absence or disability of the Treasurer, or in the event of such officer's refusal to act, perform the duties and exercise the powers of the Treasurer, and shall have such powers and discharge such duties as may be assigned from time to time by the President or by the Board of Directors.

Section 8. Vice Presidents. In the absence of the President, or in the event of such officer's death, disability or refusal to act, the Vice President, or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their selection, or in the absence of any such designation, then in the order of their selection, shall perform the duties of President, and when so acting, shall have all the powers and be subject to all restrictions upon the President. Each Vice President shall have such powers and discharge such duties as maybe Assigned from time to time by the President or by the Board of Directors.

Section 9. Secretary. The Secretary shall give notices for all meetings in accordance with the provisions of these Bylaws, and as required by Law, shall keep minutes of all meetings, shall have charge of the seal and the corporate books, and shall make such reports and perform such other duties as are incident to such office, or are properly required by the President or by the Board of Directors. The Assistant Secretary or the Assistant Secretaries, in the order of their seniority, shall, in the absence or disability of the Secretary, or in the event of such officer's refusal to act, perform the duties and exercise the powers and discharge such duties as may be assigned from time to time by the President or by the Board of Directors.

Section 10. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

Section 11. Repayment Agreement. Every person who agrees to become an officer of this Corporation shall by such act alone agree that any payments made to him or her as an officer of the Corporation, such as salary, commission, bonus, interest, rent, or entertainment expense incurred by him or her, which shall be disallowed In whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the Corporation to the extent of such disallowance. It shall be the duty of the Directors as a Board to enforce payment of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the directors, proportionate amounts may be withheld from his or her future compensation payments until the amount owed to the Corporation has been recovered. Express written notification and a copy of this bylaw shall be given by the Corporation to each prospective officer.

ARTICLE V

ISSUANCE AND TRANSFER OF SHARES

Section 1. Certificates for Paid and Unpaid Shares. Certificates for shares of the Corporation shall be issued when fully paid, and may be issued prior to full payment under such restrictions as the Board of Directors may deem proper.

Section 2. Certificate. Certificates of stock shall be issued in numerical order and each shareholder shall be entitled to a certificate signed in the name of the Corporation by the Chairman or Vice Chairman of the Board or the President or a Vice President, and the Treasurer, the Secretary or an Assistant Secretary, certifying to the number of shares owned by such shareholder. ;Any or all of the signatures on the certificate may be facsimile. Prior to the due presentment for registration of transfer in the stock transfer book of the Corporation, the registered owner shall be treated as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner, except as expressly provided otherwise by the laws of the State of  Nevada.

Section 3 Replacement of Certificates. No new certificates shall be issued until the former certificate for the shares represented thereby shall have been surrendered and cancelled, except in the case of lost or destroyed certificates for which the Board of Directors may order new certificates to be issued upon such terms, conditions, and guarantees as the Board may see fit to impose, including the filing of sufficient indemnity.

ARTICLE VI

INDEMNIFICATION OF

OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS

Section 1. Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness, or otherwise), in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereafter a "Proceeding"), by reason of the fact that he, she or it, or a person of whom he, she or it is the legal representative, is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation, including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or In any other capacity while serving as a director, officer, employee, or agent (hereafter an "Agent"), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by statutory and decisional law, as the same exists or may hereafter be interpreted or amended (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Corporation to provide broader indemnification rights that were permitted prior thereto) against all expenses, liability, and loss (including attorneys' fees, Judgments, fines, ERMA excise taxes and penalties, amounts paid or to be paid in settlement, any interest; assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any Agent as a result of the actual or deemed receipt of any payments under this Article) reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding (hereafter "Expense(s)");

provided, however, that except as to actions to  enforce indemnification rights pursuant to Section 3 below, the Corporation shall indemnify any Agent seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right. It is the Corporation's intention to indemnify to the fullest extent permitted by statute.

Section 2. Authority to Advance Expenses. Expenses incurred by an officer or director (acting in his, her or its capacity as such) in defending a Proceeding may be paid by the Corporation in advance of the final disposition of such Proceeding by the approval of the Board of Directors. Such Expenses may be advanced only upon receipt by the Corporation of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he, she or it is not entitled to be indemnified by the Corporation as authorized in this Article or otherwise. Expenses incurred by other Agents of the Corporation (or by the directors or officers not acting in their capacity as such, including service with respect to employee benefit plans) may be advanced upon the receipt of a similar undertaking, if required by law, and upon such other terms and conditions as the Board of Directors deems appropriate.

Section 3. Right of Claimant to Bring Suit. If a claim under Section 1 or Section 2 hereunder is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including attorneys' fees) of prosecuting such claim. It shall be a defense to any such action that the claimant has not met the standards of conduct that make it permissible under Nevada statutes for the Corporation to indemnify the claimant for the amount claimed, the burden of proving such a defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because he, she or it has met the applicable standard of conduct set forth in the Nevada Statutes, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

Section 4. Provisions Nonexclusive. The rights conferred on any person by this Article shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, agreement, vote of stockholder or disinterested directors; or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that any provision of the Articles, agreement, or vote of the stockholders or disinterested directors is inconsistent with these bylaws, the provision, agreement, or vote shall take precedence.

Section 5. Authority to Insure. The Corporation may purchase and maintain insurance to protect itself and any Agent against any Expense asserted against or incurred by such person, whether or not the Corporation would have the power to indemnify the Agent against such Expense under applicable law or the provisions of this Article.

Section 6. Survival of Rights. The rights provided by this Article shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

Section 7. Settlement of Claims. The Corporation shall not be liable to indemnify any Agent under this Article for (a) any amounts paid in settlement of any action or claim effected without the Corporation's written consent, which consent shall not be unreasonably withheld; or (b) for any judicial award, if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

Section 8. Effect of Amendment. Any amendment, repeal, or modification of this Article shall not adversely affect any right or protection of any Agent existing at the time of such amendment, repeal, or modification.

Section 9. Subrogation. In the event of payment under this Article, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 10. No Duplication of Payment. The Corporation shall not be liable under this Article to make any payment in connection with any claim made against the Agent to the extent the Agent has otherwise actually received payment (under any insurance policy, agreement vote, or otherwise) of the amounts otherwise indemnifiable hereunder.

ARTICLE VII

MISCELLANEOUS

Section 1. Record Date and Closing of Stock Booked. The Board of Director) may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to receive payment of any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any other lawful action. The record date so fixed shall not be more than sixty (60) nor less than ten (10) days prior to the date of the meeting or event for the purposes of which it is fixed. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of a period of not more than sixty (60) days prior to the date of a shareholders' meeting, the date when the right to any dividend, distribution, or allotment of rights vests, or the effective date of any change, conversion or exchange of shares.

Section 2. Representation of Shares in Other Corporations. Shares of other corporations standing in the name of this Corporation may be voted or represented and all incidents thereto may be exercised on behalf of the Corporation by the Chairman of the Board; the President or any Vice President and the Treasurer or the Secretary or an Assistant Secretary.

Section 4. Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year.

Section 5. Annual Reports. The Company shall provide its shareholders with an Annual Report. Such report shall be provided with 120 days of the end of the Corporations fiscal year.

Section 6. Seal. Except as otherwise provided in Section 78.065 of the Nevada Revised Statutes, the Corporation shall not currently make use of a common seal or stamp. The Board of Directors shall have the authority to adopt and use a common seal or stamp and alter the same at pleasure.

Section 7. Amendments. Bylaws may be adopted, amended, or repealed by the vote or the written consent of shareholders entitled to exercise a majority of the voting power of the Corporation. Subject to the right of shareholders to adopt, amend, or repeal Bylaws, Bylaws may be adopted, amended, or repealed by the Board of Directors, except that a Bylaw or amendment thereof changing the authorized number of directors may be adopted by the Board of Directors only if these Bylaws permit an indefinite number of directors and the Bylaw or amendment thereof adopted by the Board of Directors changes the authorized number of directors within the limits specified in these Bylaws.

CERTIFICATE

OF SECRETARY

I, the undersigned, do hereby certify:

1. That I am the duly elected and acting Secretary of INTELLIGENT LIVING INC., a Nevada Corporation; and;

2. That the foregoing Bylaws, comprised of ten (10) pages, including this page, constitute the Bylaws of said Corporation as duly adopted by the Board of Directors at their meeting held on June 16, 2014.

IN WITNESS WHEREOF, I have hereunto subscribed my name as Secretary of the Corporation on June 16, 2014.

/s/ Lauren Fox

Lauren Fox

Secretary

The undersigned hereby acknowledges receipt of a copy of these Bylaws and expressly agrees that he has read and understands the consequences of Article IV, Section 11, regarding repayment to the Corporation of salary, commission, bonus, interest, rent, entertainment expenses, etc.

/s/ Lauren Fox

Lauren Fox